As filed with the Securities and Exchange Commission on April 9, 1997

                                          Registration No. 333-
================================================================================
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                   ----------

                                      FORM S-8
                               REGISTRATION STATEMENT
                                       UNDER
                             THE SECURITIES ACT OF 1933

                                   ----------

                           ALEXION PHARMACEUTICALS, INC.
               ------------------------------------------------------
               (Exact name of registrant as specified in its charter)

     DELAWARE                                               13-3648318
     (State or other jurisdiction                           (I.R.S. Employer
     of incorporation or                                    Identification
     organization)                                          Number)

                                  25 SCIENCE PARK
                            NEW HAVEN, CONNECTICUT 06511
                                   (203) 776-1790
               (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)


                           ALEXION PHARMACEUTICALS, INC.
                               1992 STOCK OPTION PLAN
                              (full title of the plan)

                                   ----------

                                 LEONARD BELL, M.D.
                          ALEXION PHARMACEUTICALS, INC.
                                  25 SCIENCE PARK
                            NEW HAVEN, CONNECTICUT 06511
                                   (203) 776-1790
            (Name, address, including zip code, and telephone number,
                   including area code, of agent for service)

                                   ----------

     Copies of all communications, including all communications sent to the agent for service, should be sent to:

                              MERRILL M. KRAINES, ESQ.
                            FULBRIGHT & JAWORSKI L.L.P.
                                  666 FIFTH AVENUE
                              NEW YORK, NEW YORK 10103
                                   (212) 318-3000

                                   ----------

                          CALCULATION OF REGISTRATION FEE

===============================================================================================
                                            PROPOSED MAXIMUM   PROPOSED MAXIMUM    AMOUNT OF
 TITLE OF SECURITIES    AMOUNT TO BE         OFFERING PRICE   AGGREGATE OFFERING  REGISTRATION
  TO BE REGISTERED       REGISTERED           PER UNIT(1)          PRICE (1)          FEE
===============================================================================================
COMMON STOCK $.0001
PAR VALUE PER SHARE   1,800,000 SHARES           $10.00           $18,000,000      $5,455.00
===============================================================================================

(1) THE PRICE IS ESTIMATED IN ACCORDANCE WITH RULE 457(h)(1) UNDER THE SECURITIES ACT OF 1933, AS AMENDED, SOLELY FOR THE PURPOSE OF CALCULATING THE REGISTRATION FEE, BASED ON THE AVERAGE OF THE HIGH AND LOW PRICES OF THE COMMON STOCK AS REPORTED ON THE NASDAQ NATIONAL MARKET ON APRIL 4, 1997.

================================================================================

                                     PART I

                     INFORMATION REQUIRED IN THE PROSPECTUS

     The document(s) containing the information called for in Part I of Form S-8 will be sent or given to individuals awarded options under the Alexion Pharmaceuticals, Inc. 1992 Stock Option Plan adopted by Alexion Pharmaceuticals, Inc. and is not being filed with or included in this Form S-8 in accordance with the rules and regulations of the Securities and Exchange Commission.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF DOCUMENTS BY REFERENCE

     The following documents filed by Alexion Pharmaceuticals, Inc. (the "Company") are incorporated herein by reference:

     (a) The Company's Annual Report on Form 10-K for the fiscal year ended July 31, 1996, filed on October 29, 1996, as amended by Form 10-K/A, filed
April 9, 1997.

     (b) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended October 31, 1996, filed on December 12, 1996.

     (c) The Company's Quarterly Report on Form 10-Q for the fiscal quarter ended January 31, 1997, filed on March 17, 1997, as amended by Form 10-Q/A, filed March 17, 1997.

     (d) The description of the Company's Common Stock contained in Item 1 of the Company's Registration Statement on Form 8-A dated February 12, 1996.

     In addition to the foregoing, all documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934, prior to the filing of a post-effective amendment indicating that all of the securities offered hereunder have been sold or deregistering all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be part hereof from the date of filing of such documents. Any statement contained in a document incorporated by reference in this Registration Statement shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document that is also incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

ITEM 4.   DESCRIPTION OF SECURITIES

          Not applicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

          Not applicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

          Section 145 of the General Corporation Law of the State of Delaware permits indemnification of directors, officers and employees of a corporation under certain conditions and subject to certain limitations. The Certificate of Incorporation of the Company provides that the Company shall, to the fullest extent permitted by Section 145, indemnify any and all persons whom it shall have power to indemnify under said Section. In addition, the Company has entered into Indemnity Agreements with its directors and officers providing for the maximum indemnification allowed by Section 145.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

          Not Applicable.

ITEM 8.   EXHIBITS

     4(a)    Alexion Pharmaceuticals, Inc. 1992 Stock Option Plan.

      (b)    Form of Incentive Option Agreement.

      (c)    Form of Nonqualified Option Agreement.

     5       Opinion of Fulbright & Jaworski L.L.P.

    23(a)    Consent of Arthur Andersen LLP

      (b)    Consent of Fulbright & Jaworski L.L.P. (included in Exhibit 5).

    24       Power of Attorney (included in signature page).


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


ITEM 9.   UNDERTAKINGS

      (a)   The undersigned registrant hereby undertakes:

            (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective dates of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

      (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of
             1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


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


      (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person of the registrant in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New Haven, State of Connecticut on April 4, 1997.

                                    ALEXION PHARMACEUTICALS, INC.

                                    By: /s/ LEONARD BELL, M.D.
                                       -------------------------------------
                                       Leonard Bell, M.D.
                                       President, Chief Executive Officer,
                                       Secretary and Treasurer


                              POWER OF ATTORNEY

     KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints LEONARD BELL, M.D. and DAVID W. KEISER, or either of them, his true and lawful attorney-in-fact and agent with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting said attorney-in-fact and agent, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated:


/s/ LEONARD BELL, M.D.                President, Chief Executive Officer,
--------------------------------      Secretary, Treasurer and Director                 April 4, 1997
Leonard Bell, M.D.                    (principal executive officer)


/s/ DAVID W. KEISER                   Executive Vice President and Chief
--------------------------------      Operating Officer (principal financial            April 4, 1997
David W. Keiser                       officer)


/s/ BARRY P. LUKE                     Senior Director of Finance and                    April 4, 1997
--------------------------------      Administration (principal accounting officer)
Barry P. Luke


/s/ JOHN H. FRIED, PH.D.
--------------------------------      Chairman of the Board of Directors                April 4, 1997
John H. Fried, Ph.D.


/s/ JOSEPH A. MADRI, PH.D., M.D.
--------------------------------      Director                                          April 4, 1997
Joseph A. Madri, Ph.D., M.D.


/s/ LEONARD MARKS, JR., PH.D.
--------------------------------      Director                                          April 4, 1997
Leonard Marks, Jr., Ph.D.


/s/ MAX LINK, PH.D.
--------------------------------      Director                                          April 4, 1997
Max Link, Ph.D.


/s/ EILEEN M. MORE
--------------------------------      Director                                          April 4, 1997
Eileen M. More


/s/ TIMOTHY F. HOWE
--------------------------------      Director                                          April 4, 1997
Timothy F. Howe



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